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Exhibit 99(a)(1)(B)

ELECTION FORM

        PLEASE NOTE: IF YOU WISH TO PARTICIPATE IN THE OFFER TO EXCHANGE DESCRIBED BELOW, YOU MUST RETURN THIS FORM TO ACCELRYS, INC. BY FACSIMILE (FAX # (858) 799-5105) OR BY HAND DELIVERY TO THE COMPANY'S OFFICES AT 10188 TELESIS COURT, SUITE 100, SAN DIEGO, CALIFORNIA 92121 ATTN: SUE SPEED. ELECTION FORMS MUST BE RECEIVED BY SUE SPEED PRIOR TO 5:00 p.m., U.S. PACIFIC TIME, AUGUST 25, 2006 (OR THE APPLICABLE LATER EXPIRATION DATE IF THE COMPANY EXTENDS THE OFFER TO EXCHANGE). UNDER NO CIRCUMSTANCES WILL THE COMPANY ACCEPT ELECTION FORMS RETURNED AFTER SUCH DATE AND TIME.

To Accelrys, Inc.:

        I have received and reviewed the Offer to Exchange Outstanding Options to Purchase Shares of Common Stock Having an Exercise Price of Greater Than $9.00 Per Share for Restricted Stock Units, dated July 28, 2006 (the "Offer to Exchange") relating to the offer by Accelrys, Inc. (the "Company") to exchange options to purchase shares of the Company's common stock having an exercise price of greater than $9.00 per share ("Eligible Options") for restricted stock units of the Company ("RSUs") in accordance with the terms and conditions of the Offer to Exchange. The list of my Eligible Options has been provided below by the Company, and I understand that I may select any or all of the Eligible Options set forth on such list to tender for exchange.

        Accelrys, Inc. does not consider your certification that you have reviewed the Offer to Exchange as a waiver of liability, and will not assert that such certification constitutes a waiver of liability.

        By signing and returning this form to the Company in accordance with the terms and conditions of the Offer to Exchange, by checking the box "Yes" below, I hereby elect to tender the following Eligible Options for exchange in accordance with the terms and conditions of the Offer to Exchange:

Exchange YES or NO*	Grant Date	Exercise Price	Current Number of Shares Outstanding	Total Number of RSUs to be Issued
Yes ☐ No ☐	«Grant1_Date»	«Price1»	«Outstanding1»	«Restricted1_Shares_to_be_granted_»
Yes ☐ No ☐	«Grant2_Date»	«Price2»	«Outstanding2»	«Restricted2_Shares_to_be_granted_»
Yes ☐ No ☐	«Grant3_Date»	«Price3»	«Outstanding3»	«Restricted3_Shares_to_be_granted_»
Yes ☐ No ☐	«Grant4_Date»	«Price4»	«Outstanding4»	«Restricted4_Shares_to_be_granted_»
Yes ☐ No ☐	«Grant5_Date»	«Price5»	«Outstanding5»	«Restricted5_Shares_to_be_granted_»

        If a box above is not checked "Yes" or is checked "No," I understand that the corresponding Eligible Options will not be accepted by the Company for exchange. I understand and agree that this election is subject to the acceptance or rejection of the Company in its sole discretion. I further understand and agree that, unless I submit a withdrawal form and revoke my election with respect to each Eligible Option indicated above prior to 5:00 p.m., U.S. Pacific Time August 25, 2006 (or a later expiration date if the Company extends the Offer to Exchange), my election with respect to each such Eligible Option will be irrevocable and each such Eligible Option will be exchanged for RSUs in accordance with the terms and conditions of the Offer to Exchange.

        Unless a written employment agreement with Accelrys specifies otherwise, I acknowledge and agree that I am an "at will" employee and that neither the ability to participate in the Offer to Exchange nor my actual participation in the Offer to Exchange shall be construed as a right to continued employment with the Company or any of its subsidiaries, nor shall such ability to participate or actual participation affect in any way the Company's or any of its subsidiaries' rights to terminate my employment at any time, with or without cause.

        I further acknowledge and agree that the Company has made no representations or warranties to me regarding this Offer to Exchange or the future value of the Eligible Options, RSUs or the Company's common stock in general. My participation in the Offer to Exchange is completely voluntary and at my own discretion, and I am willing to bear all risks associated with my election to exchange the

Eligible Options listed above for RSUs. Without limiting the generality of the foregoing, I specifically acknowledge and agree that in no event shall the Company be liable for any costs, taxes, loss or damage that I may incur directly or indirectly as a result of my election to participate in the Offer to Exchange.

Signature of Participant	Accelrys, Inc. Employee ID# (SS# or National ID #)
Name of Participant (please print)	E-mail Address	Date

«First_Name» «Last_Name»
«Country»

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ELECTION FORM